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                                                                     EXHIBIT 15


                           Accountants' Acknowledgment
                           ---------------------------



Woolworth Corporation
New York, New York

Board of Directors:

Re:  Registration  Statements Numbers 33-10783,  33-91888,  33-91886,  33-97832,
     333- 07215 and  333-21131 on Form S-8 and Numbers  33-43334 and 33-86300 on
     Form S-3

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated August 14, 1997 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.




/s/ KPMG Peat Marwick LLP
-------------------------
New York, New York
September 4, 1997